Exhibit 21

                               SUBSIDIARIES OF
                                SUNGROUP, INC.

NAME                                        STATE OF INCORPORATION
----                                        ----------------------
SunGroup Broadcasting of                     Louisiana
Louisiana, Inc.

RadioSunGroup of Texas, Inc.
                                             Texas

SunGroup Broadcasting of New
                                             New Mexico
Mexico, Inc.

Radio SunGroup of Bryan/College
                                             Texas
Station, Inc.

Big Bass Classics, Inc.
                                             Texas

SunGroup Management, Inc.
                                             Tennessee

Sun Media, Inc.                              Florida (in dissolution)













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